Exhibit 99.1

Ponce Financial Group, Inc. Reports First Quarter 2026 Results

NEW YORK, April 24, 2026 - Ponce Financial Group, Inc., (the “Company”) (Nasdaq: PDLB), the holding company for Ponce Bank, National Association ("Ponce Bank" or the “Bank”), today announced results for the first quarter of 2026.

First Quarter 2026 Highlights (Compared to Prior Periods):

•
Net income available to common stockholders was $8.3 million, or $0.36 per diluted share for the three months ended March 31, 2026, as compared to net income available to common stockholders of $9.9 million, or $0.42 per diluted share for the three months ended December 31, 2025 and net income available to common stockholders of $5.7 million, or $0.25 per diluted share for the three months ended March 31, 2025. Total net income for the three months ended March 31, 2026 was $8.6 million. The Company paid dividends of $0.3 million on its preferred stock during the three months ended March 31, 2026.
•
Included in the $8.3 million of net income available to common stockholders for the first quarter of 2026 results is $48.7 million in total interest and dividend income and $2.0 million in non-interest income, offset by $20.4 million in interest expense, $17.2 million in non-interest expense, $2.7 million in provision for income taxes, $1.7 million in provision for credit losses and $0.3 million in dividends on preferred shares.
•
Net interest income of $28.2 million for the first quarter of 2026 increased $0.3 million, or 1.05%, from the prior quarter and increased $6.0 million, or 27.13%, from the same quarter last year.
•
Net interest margin was 3.61% for the first quarter of 2026, versus 3.57% for the prior quarter and 2.98% for the same quarter last year.
•
Cash and equivalents were $117.2 million as of March 31, 2026, a decrease of $8.9 million, or 7.06%, from $126.2 million as of December 31, 2025.
•
Securities totaled $350.7 million as of March 31, 2026, a decrease of $14.5 million, or 3.97%, from $365.2 million as of December 31, 2025 primarily due to regular principal payments and the maturity of one available-for-sale security in the amount of $3.0 million.
•
Net loans receivable were $2.70 billion as of March 31, 2026, an increase of $99.4 million, or 3.82%, from $2.60 billion as of December 31, 2025.
•
Deposits were $2.13 billion as of March 31, 2026, an increase of $87.2 million, or 4.26%, from $2.05 billion as of December 31, 2025.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group, Inc.’s President and CEO, stated “Our disciplined execution continues to serve Ponce well. Our diluted earnings per share of $0.36 this quarter is up 44% vs the same quarter last year and our book value per share of $13.49 is up $1.44 or 12% over the same period. Net interest margin is up 4 basis points versus last quarter and 63 basis points vs the same quarter last year. Our non-performing assets went down this quarter by 22 basis points and now stand at 62 basis points of total assets. Our capital ratios continue to be well in excess of regulatory requirements. We remain committed to the communities we serve, and we’ll continue investing in our people and in technology to improve our efficiency.”

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We’re pleased with our business activity during the quarter and by our loan and deposit growth. We continue to make progress towards our commitments under the U.S. Treasury’s Emergency Capital Investment Program and we’re one quarter away from achieving 16 quarters of a cumulative deep impact lending percentage of more than 60%. After 15 quarters, including the quarter ended March 31, 2026, we are at 82% deep impact lending.”

The table below indicates the Key Metrics at or for the three months ended:

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Performance Ratios:
Return on average assets (1)	1.07%	1.26%	0.82%	0.79%	0.77%
Return on common equity (1)	10.37%	12.50%	8.10%	7.88%	7.97%
Net interest margin (1) (2)	3.61%	3.57%	3.30%	3.27%	2.98%
Non-interest expense to average assets (1)	2.14%	2.06%	2.10%	2.18%	2.19%
Efficiency ratio (3)	56.96%	52.95%	62.15%	63.69%	68.70%
Capital Ratios:
Total capital to risk-weighted assets (Ponce Financial Group)	21.23%	23.00%	24.08%	22.65%	22.84%
Common equity Tier 1 capital to risk-weighted assets (Ponce Financial Group)	12.11%	12.98%	13.39%	12.49%	12.51%
Tier 1 capital to total assets (Ponce Financial Group)	17.22%	17.27%	17.33%	17.13%	16.84%
Total capital to risk-weighted assets (Bank only)	20.00%	21.63%	21.79%	21.22%	21.38%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	18.97%	20.53%	20.66%	20.15%	20.35%
Tier 1 capital to total assets (Bank only)	16.09%	16.12%	16.08%	15.99%	15.61%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	0.96%	0.97%	0.98%	0.97%	0.96%
Allowance for credit losses on loans as a percentage of nonperforming loans	128.93%	94.74%	88.88%	101.01%	84.15%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.08%)	(0.13%)	(0.03%)	(0.04%)	(0.04%)
Non-performing loans as a percentage of total assets	0.62%	0.83%	0.88%	0.76%	0.88%
Other:
Number of offices	17	17	18	17	18
Number of full-time equivalent employees	218	216	209	206	211

(1)
Annualized.
(2)
Net interest margin represents net interest income divided by average total interest-earning assets.
(3)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Summary of Results of Operations

Net income for the three months ended March 31, 2026 was $8.6 million compared to net income of $10.1 million for the three months ended December 31, 2025 and net income of $6.0 million for the three months ended March 31, 2025.

The $1.5 million decrease of net income for the three months ended March 31, 2026 compared to the three months ended December 31, 2025 was attributed mainly to a decrease of $1.4 million in non-interest income and increases of $0.6 million non-interest expense and $0.6 million in provision for credit losses, offset by an increase of $0.3 million in net interest income and a decrease of $0.8 million in provision for income taxes.

The $2.7 million increase of net income for the three months ended March 31, 2026 compared to the three months ended March 31, 2025 was largely due to an increase of $6.0 million in net interest income, offset by increases of $1.9 million in provision for credit losses, $0.7 million in provision for income taxes and $0.4 million in non-interest expense and a decrease of $0.3 million in non-interest income.

Net Interest Income and Net Interest Margin

Net interest income for the three months ended March 31, 2026, increased $0.3 million, or 1.05%, to $28.2 million compared to $27.9 million for the three months ended December 31, 2025 and increased $6.0 million, or 27.13%, compared to $22.2 million for the three months ended March 31, 2025.

The $0.3 million increase in net interest income from the three months ended December 31, 2025 was attributable to decreases of $0.5 million in total interest expense and $0.2 million in total interest and dividend income. The $6.0 million increase in net interest income from the three months ended March 31, 2025 was attributable to an increase of $4.7 million in total interest and dividend income and a decrease of $1.4 million in total interest expense.

Net interest margin was 3.61% for the three months ended March 31, 2026 compared to 3.57% for the prior quarter, an increase of 4bps and 2.98% for the same period last year, an increase of 63bps.

Non-interest Income

Non-interest income for the three months ended March 31, 2026, was $2.0 million, a decrease of $1.4 million, or 41.30%, compared to $3.5 million for the three months ended December 31, 2025, a decrease of $0.3 million, or 14.24%, compared to the three months ended March 31, 2025.

The $1.4 million decrease in non-interest income from the three months ended December 31, 2025 was largely attributable to a decrease of $0.5 million in other non-interest income, grant income of $0.4 million which had been recognized in the prior quarter and a decrease of $0.4 million in late and prepayment charges.

The $0.3 million decrease in non-interest income from the three months ended March 31, 2025 was largely attributable to a decrease of $0.4 million in income on sale of SBA loans.

Non-interest Expense

Non-interest expense for the three months ended March 31, 2026 was $17.2 million, an increase of $0.6 million, or 3.64%, compared to $16.6 million for the three months ended December 31, 2025 and an increase of $0.4 million, or 2.08%, compared to $16.9 million for the three months ended March 31, 2025.

The $0.6 million increase in non-interest expense from the three months ended December 31, 2025 was mainly attributable to increases of $0.6 million in compensation and benefits, $0.3 million in federal deposit insurance and regulatory assessment and $0.1 million in marketing and promotional expenses, partially offset by a decrease of $0.4 million in occupancy and equipment.

The $0.4 million increase in non-interest expense from the three months ended March 31, 2025 was mainly attributable to increases of $0.8 million in compensation and benefit and $0.1 million in marketing and promotional expenses, partially offset by decreases of $0.3 million in direct loan expenses, $0.2 million in occupancy and equipment and $0.2 million in other operating expenses.

Credit Quality:

Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty were $23.6 million at March 31, 2026 compared to $30.2 million at December 31, 2025 and $32.0 million at March 31, 2025.

During the three months ended March 31, 2026, a credit loss provision of $1.7 million on loans was recorded, consisting of $1.3 million charged on the funded portion and $0.4 million charged on the unfunded portion on loans. During the three months ended December 31, 2025, a credit loss provision of $1.1 million on loans was recorded, consisting of $1.5 million charged on the funded portion and $0.4 million benefit on the unfunded portion on loans. During the three months ended March 31, 2025, a credit loss benefit of $0.3 million on loans was recorded, consisting of $0.7 million charged on the funded portion on loans and a benefit of $1.0 million on the unfunded portion on loans.

Balance Sheet Summary

Total assets increased $76.8 million, or 2.38%, to $3.30 billion as of March 31, 2026 from $3.22 billion as of December 31, 2025. The increase in total assets is largely attributable to increases of $99.4 million in net loans receivable, $2.0 million in other assets, $1.4 million in accrued interest receivable and $0.2 million in deferred tax assets, partially offset by decreases of $9.5 million in held-to-maturity securities, $8.9 million in cash and cash equivalents, $5.0 million in available-for-sale securities, $1.3 million in mortgage loans held for sale, $1.1 million in Federal Home Loan Bank of New York stock and $0.5 million in premises and equipment, net.

Total liabilities increased $67.0 million, or 2.50%, to $2.75 billion as of March 31, 2026 from $2.68 billion as of December 31, 2025. The increase in total liabilities was largely attributable to increases of $87.2 million in deposits, $4.2 million in other liabilities and $0.6 million in accrued interest payable, partially offset by a decrease of $25.0 million in borrowings.

Total stockholders’ equity increased $9.8 million, or 1.81%, to $551.4 million as of March 31, 2026, from $541.5 million as of December 31, 2025. The $9.8 million increase in stockholders’ equity was largely attributable to $8.6 million in net income, $0.6 million impact to additional paid in capital as a result of share-based compensation, $0.6 million from release of ESOP shares and $0.2 million from exercise of stock options and $0.1 million in other comprehensive income, offset by $0.3 million related to the dividend paid on preferred shares during the quarter ended March 31, 2026.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank, N.A. Ponce Bank, N.A. is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank, N.A.’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank. N.A. also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, Federal Home Loan Bank stock and Federal Reserve Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank, N.A. operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank, N.A.’s loans; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs, and their related impacts on the economy; changes in the global economy, including negative changes that may arise from armed conflict and geopolitical instability; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank, N.A.’s market area; Ponce Bank, N.A.’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
ASSETS
Cash and due from banks:
Cash	$27,429	$28,511	$29,296	$35,767	$32,113
Interest-bearing deposits	89,817	97,643	117,283	90,872	97,780
Total cash and cash equivalents	117,246	126,154	146,579	126,639	129,893
Available-for-sale securities, at fair value	87,150	92,196	94,822	96,562	103,570
Held-to-maturity securities, at amortized cost	263,514	272,982	285,125	336,879	358,024
Placement with banks	249	249	249	249	249
Mortgage loans held for sale, at fair value	2,127	3,388	5,794	5,703	8,567
Loans receivable, net	2,698,649	2,599,258	2,490,046	2,458,712	2,370,931
Accrued interest receivable	19,274	17,905	18,903	19,126	19,008
Premises and equipment, net	15,159	15,638	16,129	16,067	16,417
Right of use assets	27,633	27,583	28,295	28,806	29,496
Federal Home Loan Bank of New York stock (FHLBNY), at cost	28,180	29,309	25,945	26,620	25,807
Federal Reserve Bank of New York stock (FRBNY), at cost	10,706	10,698	—	—	—
Deferred tax assets	11,729	11,501	12,402	12,143	11,629
Other assets	19,141	17,109	32,790	26,363	16,245
Total assets	$3,300,757	$3,223,970	$3,157,079	$3,153,869	$3,089,836
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$2,133,795	$2,046,635	$2,063,081	$2,053,151	$2,017,848
Borrowings	571,100	596,100	521,100	536,100	521,100
Operating lease liabilities	29,429	29,353	30,028	30,501	31,126
Accrued interest payable	4,338	3,788	4,372	4,161	4,628
Other liabilities	10,732	6,545	8,663	8,868	1,248
Total liabilities	2,749,394	2,682,421	2,627,244	2,632,781	2,575,950
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(5,738)	(6,164)	(7,270)	(7,404)	(7,641)
Additional paid-in-capital	209,219	208,604	208,909	208,275	207,888
Retained earnings	143,674	135,332	125,477	119,250	113,432
Accumulated other comprehensive loss	(10,680)	(10,820)	(11,586)	(13,047)	(13,515)
Unearned compensation ─ ESOP	(10,361)	(10,652)	(10,944)	(11,235)	(11,527)
Total stockholders' equity	551,363	541,549	529,835	521,088	513,886
Total liabilities and stockholders' equity	$3,300,757	$3,223,970	$3,157,079	$3,153,869	$3,089,836

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Interest and dividend income:
Interest on loans receivable	$43,982	$43,599	$41,486	$40,291	$37,136
Interest on deposits due from banks	770	1,209	978	807	1,668
Interest and dividend on securities and FHLBNY stock	3,910	4,013	4,383	4,762	5,193
Total interest and dividend income	48,662	48,821	46,847	45,860	43,997
Interest expense:
Interest on certificates of deposit	6,415	6,706	6,553	7,382	7,754
Interest on other deposits	8,630	9,106	9,996	9,058	8,554
Interest on borrowings	5,391	5,075	5,050	4,994	5,486
Total interest expense	20,436	20,887	21,599	21,434	21,794
Net interest income	28,226	27,934	25,248	24,426	22,203
Provision (benefit) for credit losses	1,656	1,078	1,364	1,626	(285)
Net interest income after provision (benefit) for credit losses	26,570	26,856	23,884	22,800	22,488
Non-interest income:
Service charges and fees	539	542	539	511	525
Brokerage commissions	—	23	8	—	4
Late and prepayment charges	726	1,173	385	530	697
Income on sale of mortgage loans	120	139	166	169	148
Income on sale of SBA loans	—	—	—	—	404
Grant income	—	428	429	428	—
Other	657	1,174	(35)	422	603
Total non-interest income	2,042	3,479	1,492	2,060	2,381
Non-interest expense:
Compensation and benefits	8,663	8,113	7,868	7,627	7,780
Occupancy and equipment	3,672	4,033	3,934	3,907	3,913
Data processing expenses	1,219	1,223	1,296	1,188	1,152
Direct loan expenses	121	116	155	241	388
Insurance and surety bond premiums	333	324	318	297	315
Office supplies, telephone and postage	193	186	170	174	170
Professional fees	1,346	1,392	1,409	1,367	1,364
Marketing and promotional expenses	228	94	184	266	83
Federal deposit insurance and regulatory assessment	409	97	266	546	461
Other operating expenses	1,056	1,056	1,018	1,256	1,262
Total non-interest expense	17,240	16,634	16,618	16,869	16,888
Income before income taxes	11,372	13,701	8,758	7,991	7,981
Provision for income taxes	2,749	3,565	2,250	1,891	2,022
Net income	$8,623	$10,136	$6,508	$6,100	$5,959
Dividends on preferred shares	281	281	281	282	281
Net income available to common stockholders	$8,342	$9,855	$6,227	$5,818	$5,678
Earnings per common share:
Basic	$0.36	$0.43	$0.27	$0.26	$0.25
Diluted	$0.36	$0.42	$0.27	$0.25	$0.25
Weighted average common shares outstanding:
Basic	22,988,317	22,837,044	22,766,195	22,716,615	22,662,916
Diluted	23,331,314	23,263,708	23,135,448	22,947,769	22,876,740

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2026	2025	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$43,982	$37,136	$6,846	18.43%
Interest on deposits due from banks	770	1,668	(898)	(53.84%)
Interest and dividend on securities and FHLBNY stock	3,910	5,193	(1,283)	(24.71%)
Total interest and dividend income	48,662	43,997	4,665	10.60%
Interest expense:
Interest on certificates of deposit	6,415	7,754	(1,339)	(17.27%)
Interest on other deposits	8,630	8,554	76	0.89%
Interest on borrowings	5,391	5,486	(95)	(1.73%)
Total interest expense	20,436	21,794	(1,358)	(6.23%)
Net interest income	28,226	22,203	6,023	27.13%
Provision (benefit) for credit losses	1,656	(285)	1,941	(681.05%)
Net interest income after provision (benefit) for credit losses	26,570	22,488	4,082	18.15%
Non-interest income:
Service charges and fees	539	525	14	2.67%
Brokerage commissions	—	4	(4)	(100.00%)
Late and prepayment charges	726	697	29	4.16%
Income on sale of mortgage loans	120	148	(28)	(18.92%)
Income on sale of SBA loans	—	404	(404)	(100.00%)
Other	657	603	54	8.96%
Total non-interest income	2,042	2,381	(339)	(14.24%)
Non-interest expense:
Compensation and benefits	8,663	7,780	883	11.35%
Occupancy and equipment	3,672	3,913	(241)	(6.16%)
Data processing expenses	1,219	1,152	67	5.82%
Direct loan expenses	121	388	(267)	(68.81%)
Insurance and surety bond premiums	333	315	18	5.71%
Office supplies, telephone and postage	193	170	23	13.53%
Professional fees	1,346	1,364	(18)	(1.32%)
Marketing and promotional expenses	228	83	145	174.70%
Federal deposit insurance and regulatory assessments	409	461	(52)	(11.28%)
Other operating expenses	1,056	1,262	(206)	(16.32%)
Total non-interest expense	17,240	16,888	352	2.08%
Income before income taxes	11,372	7,981	3,391	42.49%
Provision for income taxes	2,749	2,022	727	35.95%
Net income	$8,623	$5,959	$2,664	44.71%
Dividends on preferred shares	281	281	—	0.00%
Net income available to common stockholders	$8,342	$5,678	$2,664	46.92%
Earnings per common share:
Basic	$0.36	$0.25	$0.11	44.00%
Diluted	$0.36	$0.25	$0.11	44.00%
Weighted average common shares outstanding:
Basic	22,988,317	22,662,916	325,401	1.44%
Diluted	23,331,314	22,876,740	454,574	1.99%

Ponce Financial Group, Inc. and Subsidiaries

Loans Receivable excluding Mortgage Loans Held for Sale

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2026		2025		2025		2025		2025
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential	$431,377	15.82%	$434,374	16.54%	$444,602	17.67%	$452,350	18.21%	$463,542	19.37%
Multifamily residential	915,333	33.58%	756,542	28.83%	688,574	27.39%	693,670	27.96%	675,541	28.24%
Nonresidential properties	534,256	19.60%	526,210	20.05%	436,175	17.35%	404,512	16.30%	390,681	16.33%
Construction and land	763,990	28.03%	854,096	32.54%	886,369	35.25%	883,462	35.59%	815,425	34.08%
Total mortgage loans	2,644,956	97.03%	2,571,222	97.96%	2,455,720	97.66%	2,433,994	98.06%	2,345,189	98.02%
Non-mortgage loans:
Business loans	80,366	2.95%	53,063	2.02%	58,012	2.31%	47,372	1.91%	46,329	1.94%
Consumer loans	596	0.02%	625	0.02%	727	0.03%	840	0.03%	997	0.04%
Total non-mortgage loans	80,962	2.97%	53,688	2.04%	58,739	2.34%	48,212	1.94%	47,326	1.98%
Total loans, gross	2,725,918	100.00%	2,624,910	100.00%	2,514,459	100.00%	2,482,206	100.00%	2,392,515	100.00%
Net deferred loan origination costs	(1,031)		(203)		351		606		1,390
Allowance for credit losses on loans	(26,238)		(25,449)		(24,764)		(24,100)		(22,974)
Loans, net	$2,698,649		$2,599,258		$2,490,046		$2,458,712		$2,370,931

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$25,449	$24,764	$24,100	$22,974	$22,502
Provision for credit losses on loans	1,293	1,526	864	1,348	731
Charge-offs:
Mortgage loans:
1-4 family residential	—	(32)	—	—	(38)
Non-mortgage loans:
Business	(504)	(801)	(200)	(222)	(222)
Consumer	—	(44)	—	—	(3)
Total charge-offs	(504)	(877)	(200)	(222)	(263)
Recoveries:
Mortgage loans:
1-4 family residential	—	1	—	—	—
Non-mortgage loans:
Business	—	35	—	—	4
Consumer	—	—	—	—	—
Total recoveries	—	36	—	—	4
Net (charge-offs) recoveries	(504)	(841)	(200)	(222)	(259)
Allowance for credit losses on loans at end of the period	$26,238	$25,449	$24,764	$24,100	$22,974

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2026		2025		2025		2025		2025
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$241,012	11.29%	$208,250	10.18%	$192,595	9.34%	$197,671	9.63%	$212,139	10.51%
Interest-bearing deposits:
NOW/IOLA accounts	78,192	3.66%	84,012	4.10%	75,051	3.64%	63,626	3.10%	74,430	3.69%
Money market accounts	811,982	38.05%	779,532	38.09%	821,844	39.84%	790,939	38.52%	692,753	34.33%
Reciprocal deposits	162,926	7.64%	152,630	7.46%	154,548	7.49%	136,693	6.66%	141,838	7.03%
Savings accounts (1)	118,373	5.55%	117,708	5.75%	117,401	5.69%	113,701	5.53%	119,023	5.90%
Total NOW, money market, reciprocal and savings accounts	1,171,473	54.90%	1,133,882	55.40%	1,168,844	56.66%	1,104,959	53.81%	1,028,044	50.95%
Certificates of deposit of $250K or more	258,093	12.10%	202,500	9.89%	209,819	10.17%	220,671	10.75%	219,721	10.89%
Brokered certificates of deposit (2)	54,553	2.56%	67,942	3.32%	67,952	3.29%	69,531	3.39%	84,531	4.19%
Listing service deposits (2)	1,243	0.06%	4,150	0.20%	4,150	0.20%	6,140	0.30%	6,140	0.30%
All other certificates of deposit less than $250K	407,421	19.09%	429,911	21.01%	419,721	20.34%	454,179	22.12%	467,273	23.16%
Total certificates of deposit	721,310	33.81%	704,503	34.42%	701,642	34.00%	750,521	36.56%	777,665	38.54%
Total interest-bearing deposits	1,892,783	88.71%	1,838,385	89.82%	1,870,486	90.66%	1,855,480	90.37%	1,805,709	89.49%
Total deposits	$2,133,795	100.00%	$2,046,635	100.00%	$2,063,081	100.00%	$2,053,151	100.00%	$2,017,848	100.00%

(1)
As of June 30, 2025 and March 31, 2025, Advance payments by borrowers for taxes and insurance in the amounts of $10.9 million and $12.9 million, respectively, were reclassified to Deposits.
(2)
There were no individual listing service deposits or brokered certificates of deposit amounting to $250,000 or more.

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential	$3,158	$4,427	$3,176	$1,859	$2,475
Multifamily residential	9,228	13,112	14,202	11,703	9,788
Nonresidential properties	—	—	—	405	—
Construction and land	7,061	8,247	8,907	8,907	14,159
Non-mortgage loans:
Business	427	667	880	276	170
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$19,874	$26,453	$27,165	$23,150	$26,592

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential	477	410	698	708	710
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	477	410	698	708	710
Total non-performing assets (2)	$20,351	$26,863	$27,863	$23,858	$27,302

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential	2,481	2,574	3,725	3,791	3,830
Multifamily residential	—	—	—	—	—
Nonresidential properties	613	621	629	655	644
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	185	190	196	203	209
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$3,279	$3,385	$4,550	$4,649	$4,683
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$23,630	$30,248	$32,413	$28,507	$31,985
Total non-performing assets to total assets	0.62%	0.83%	0.88%	0.76%	0.87%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended March 31,
	2026			2025
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,680,018	$43,982	6.66%	$2,369,433	$37,136	6.36%
Securities (3)	360,452	3,248	3.65%	467,560	4,521	3.92%
Other (4)	129,585	1,432	4.48%	186,021	2,340	5.10%
Total interest-earning assets	3,170,055	48,662	6.23%	3,023,014	43,997	5.90%
Non-interest-earning assets	93,219			109,166
Total assets	$3,263,274			$3,132,180
Interest-bearing liabilities:
NOW/IOLA	$77,833	$134	0.70%	$72,354	$115	0.64%
Money market	949,007	8,468	3.62%	827,948	8,411	4.12%
Savings (5)	120,205	28	0.09%	117,616	28	0.10%
Certificates of deposit	718,301	6,415	3.62%	794,270	7,754	3.96%
Total deposits	1,865,346	15,045	3.27%	1,812,188	16,308	3.65%
Borrowings	584,100	5,391	3.74%	568,601	5,486	3.91%
Total interest-bearing liabilities	2,449,446	20,436	3.38%	2,380,789	21,794	3.71%
Non-interest-bearing liabilities:
Non-interest-bearing demand	221,056	—		196,627	—
Other non-interest-bearing liabilities	44,038	—		43,915	—
Total non-interest-bearing liabilities	265,094	—		240,542	—
Total liabilities	2,714,540	20,436		2,621,331	21,794
Total equity	548,735			510,849
Total liabilities and total equity	$3,263,275		3.38%	$3,132,180		3.71%
Net interest income		$28,226			$22,203
Net interest rate spread (6)			2.85%			2.19%
Net interest-earning assets (7)	$720,609			$642,225
Net interest margin (8)			3.61%			2.98%
Average interest-earning assets to
interest-bearing liabilities			129.42%			126.98%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
For the three months ended March 31, 2025, advance payments by borrowers for taxes and insurance in the amounts of $12.4 million, were reclassified to savings.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,886,711
Less treasury shares	698,810	750,785	885,586	901,911	920,520
Common shares outstanding at end of period	24,187,901	24,135,926	24,001,125	23,984,800	23,966,191

Book value per common share	$13.49	$13.12	$12.70	$12.34	$12.05
Tangible book value per common share (1)	$13.49	$13.12	$12.70	$12.34	$12.05

(1)
Tangible book value per common share is a non-GAAP financial measure and is calculated by dividing tangible common equity by common shares outstanding. Tangible common equity is defined as total shareholders’ equity less goodwill and other intangible assets, net of applicable deferred taxes. The Company believes that tangible book value per common share is a useful measure for investors, regulators, and analysts because it reflects the Company’s capital position excluding the impact of goodwill and other intangible assets, which may not be realizable in a liquidation scenario. This measure is commonly used in the banking industry to assess financial condition and capital adequacy. Tangible book value per common share should not be considered a substitute for book value per common share, which is calculated in accordance with GAAP, and the Company’s definition of tangible book value per common share may differ from similarly titled measures used by other companies. During the periods presented, the Company did not make any adjustments for goodwill and other intangible assets, so tangible book value per common share is equal to the book value per common share as calculated in accordance with GAAP.